                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.



                                                /s/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP




Tulsa, Oklahoma
  August 22, 1995